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                                                                    EXHIBIT 21

                        SUBSIDIARIES OF OLIN CORPORATION(1)

                            (AS OF DECEMBER 31, 2000)

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     COMPANY                                                   % OWNERSHIP           JURISDICTION
     -------                                                   -----------           ------------
                                                               (DIRECT/INDIRECT)
     A.J. Oster Caribe, Inc.                                   100                   DE
     A.J. Oster Foils, Inc.                                    100                   DE
     A.J. Oster West, Inc.                                     100                   RI
     Bridgeport Brass Corporation(2)                           100                   IN
     Bryan Metals, Inc.(3)                                     100                   OH
     Hunt Trading Co.                                          100                   MO
     Olin Aegis                                                100                   DE
     Olin Benefits Management, Inc.(4)                          90                   CA
     Olin Engineered Systems, Inc.                             100                   DE
     Olin Environmental Management, Inc.(4)                     90                   DE
     Olin Far East, Limited                                    100                   DE
     Olin Financial Services Inc.                              100                   DE
     Olin Sunbelt, Inc.                                        100                   DE
     Ravenna Arsenal, Inc.                                     100                   OH
     Sunbelt Chlor Alkali Partnership                           50                   DE
     Nutmeg Insurance Limited                                  100                   Bermuda
     Olin Asia Pacific Pte. Ltd.                               100                   Singapore
     Olin Australia Limited                                    100                   Australia
     Olin Brass Japan, Inc.                                    100                   Japan
     Olin Canada Inc.                                          100                   Canada
     Olin Corporation N.Z. Limited                             100                   New Zealand
     Olin Export Trading Corporation                           100                   U.S. Virgin Islands
     Olin Hunt Specialty Products S.r.l.                       100                   Italy
     Olin Mexico S.A. de C.V.                                  100                   Mexico
     Olin (UK) Limited                                         100                   United Kingdom
     Productora de Alcoholes Hidratados, C.A. (PRALCA)          25                   Venezuela
     Reductone Brasil Ltda.                                    100                   Brazil
     Yamaha-Olin Metal Corporation                              50                   Japan
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1  There are omitted from the following list the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

2 d/b/a "Olin Brass, Indianapolis" and "Olin Brass, Indianapolis Facility" in CA, IL, IN, NJ, NC, OH, PA, RI and TX.

3  d/b/a "Bryan Metals of Ohio" in NJ.

4 Class A shares, all of which are held directly and indirectly by Olin Corporation, have the right to elect 4 directors. Class B shares, none of which are held directly or indirectly by Olin Corporation, have the right to elect 1 director.